SCHEDULE 1

to the

CLASS ACTION SERVICES AGREEMENT

between

NORTHWESTERN MUTUAL SERIES FUND, INC.

and

BROWN BROTHERS HARRIMAN & CO.

Dated as of October 31, 2014

The following is a list of Portfolios for which the Brown Brothers Harriman & Co. shall provide certain class action processing services under a Class Action Services Agreement dated as of August 22, 2012:

Sub-Advised Portfolios

8104390	NMSF, INC. - EMERGING MARKETS EQUITY PORTFOLIO (MFS)
8104366	NMSF, INC. - RESEARCH INTERNATIONAL CORE PORTFOLIO (MFS)
8155509	NMSF, INC. - INTERNATIONAL EQUITY PORTFOLIO (TEMPLETON)
8130007	NMSF, INC. - INTERNATIONAL GROWTH PORTFOLIO (JANUS)
8104317	NMSF, INC. - MULTI-SECTOR BOND PORTFOLIO (PIMCO)

Collateral Accounts

8104523            NMSF, INC. - PIMCO MULTI SECTOR BOND PORTFOLIO, FOR THE BENEFIT OF JP MORGAN CHASE BANK

8104853            NMSF, INC. - PIMCO MULTI SECTOR BOND PORTFOLIO, FOR THE BENEFIT OF MORGAN STANLEY

IN WITNESS WHEREOF, each of the parties hereto has caused this SCHEDULE 1to be executed in its name and on behalf of each such Portfolio.

NORTHWESTERN MUTUAL SERIES FUND, INC.

BY: /s/ Karen A. Molloy
NAME: Karen A. Molloy
TITLE: President

BROWN BROTHERS HARRIMAN & CO.

BY: /s/ Elizabeth E. Pricket
NAME: Elizabeth E. Prickett
TITLE: Managing Director